Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-184193
Dated February 25, 2015

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

OLO ETN — DB Crude Oil Long ETN

SZO ETN — DB Crude Oil Short ETN

DTO ETN

DTO: DB Crude Oil Double Short ETN

Prospectus

Total Notes Outstanding: $53,832,131 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

The DB Crude Oil Double Short ETN (Symbol: DTO) is part of the "DB Crude Oil ETN" collection. DB Crude Oil ETNs provide investors a way to take a long, short or leveraged view on the performance of an oil-based commodity index. All of the DB Crude Oil Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index-Light Crude, which is intended to track the long or short performance of the underlying futures contracts of a basket of oil futures contracts. The Long ETN is based on the Optimum Yield™ version of the Index, and the Short and Double Short ETNs are based on the standard version of the Index. **Any payment at maturity or upon early redemption is subject to Deutsche Bank AG's ability to pay its obligations as they become due.** Investors can buy and sell the DB Crude Oil ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the DB Crude Oil ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security. Leveraged inverse ETNs are not suitable for all investors.

Regulatory Documents

PROSPECTUS

Risks

- Non-principal protected
- Leveraged losses
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to notional positions in crude oil futures contracts
- Credit risk of the issuer
- Acceleration risk

Benefits

- Leveraged short notes
- Relatively low cost
- Intraday access
- Listed
- Transparency

Lack of liquidity

DTO Profile

Inception Date: 06/16/2008

ETN Price at Initial Listing: $25.00

Maturity Date: 6/1/2038

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.75%

Ticker: DTO

CUSIP: 25154K809

DTO Financial Details

As of 25-Feb-2015 04:00 PM

Market Price: $$91.92	Change: $0.68 (0.70%)
Notes Outstanding: 0.6MM	Volume: 222,333

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Intraday Indicative Security Value: $90.97 *

Last End of Day Value: $97.88

Last End of Day Date: 02/24/2015

* The intraday indicative security value is meant to approximate the economic value of the ETNs at any given time during a trading day. The intraday indicative security value is a calculated value (calculated in accordance with the formula set forth in the pricing supplement) and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. **The actual trading price of the ETNs in the secondary market may vary significantly from their intraday indicative security value.**

About the Note's Index

Last Updated 02/24/2015

Index Ticker: DBRCLTR

Component	Contract Date	Weight %
Light Crude	20-Mar-2015	100.00

DTO News & Updates

2 | 25 | 2015

Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

4 | 15 | 2013

Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

3 | 14 | 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The DB Crude Oil ETNs provide concentrated exposure to notional positions in crude oil futures contracts. The market value of the DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Copyright © 2015 Deutsche Bank AG. All rights reserved. db-X® is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our **Terms & Conditions of Use**.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

OLO ETN — DB Crude Oil Long ETN

SZO ETN — DB Crude Oil Short ETN

DTO ETN

DTO: DB Crude Oil Double Short ETN

Prospectus

Total Notes Outstanding: $53,832,131 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

Total Returns (%)

as of Jan 2015

○ Quarter-end ◉ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
Underlying Index								
DBIQ Deutsche Commodities DBLC	-10.38	-40.80	-50.12	-10.38	-47.77	-21.33	-12.01	-23.02

ETN repurchase value performance figures reflect repurchase value, which is the amount per note you will be entitled to receive upon any early repurchase. Investors are required to offer a minimum number of notes (found in pricing supplement) to be eligible to effect a repurchase. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a significant discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.deutsche-etfs.com.

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of inv esting in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are lev eraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs m ay be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplem ent.

The DB Crude Oil ETNs provide c oncentrated exposure to notional positions in crude oil futures contracts. The market value of the DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sec tor.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' inv estment objective, risk s, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and s old from time to time in amounts to be determ ined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the sec ondary market could be materially and adversely affected.

Not FDIC Ins ured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

OLO ETN — DB Crude Oil Long ETN

SZO ETN — DB Crude Oil Short ETN

DTO ETN

DTO: DB Crude Oil Double Short ETN

Prospectus

Total Notes Outstanding: $53,832,131 - As of: 02/24/2015

Overview Performance News Related Materials FAQ

News

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

4 | 15 | 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

3 | 14 | 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The DB Crude Oil ETNs provide concentrated exposure to notional positions in crude oil futures contracts. The market value of the DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Copyright © 2015 Deutsche Bank AG. All rights reserved. db-X® is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our **Terms & Conditions of Use**.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

DTO: DB Crude Oil Double Short ETN

DTO
ETN

Prospectus

Total Notes Outstanding: $53,832,131 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

Related Materials

DTO Prospectus PDF

Related Products

OLO ETN — DB Crude Oil Long ETN

SZO ETN — DB Crude Oil Short ETN

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The DB Crude Oil ETNs provide concentrated exposure to notional positions in crude oil futures contracts. The market value of the DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Copyright © 2015 Deutsche Bank AG. All rights reserved. db-X® is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our **Terms & Conditions of Use**.

Privacy | Contact Us

Products Insights Literature Resources About Us

Contact Us

Shareholders:
To speak with a shareholder representativ e, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

OLO DB Crude Oil Long ETN
ETN

SZO DB Crude Oil Short ETN
ETN

DTO: DB Crude Oil Double Short ETN
DTO
              Prospectus ETN
Total Notes Outstanding: $53,832,131 - As of: 02/24/2015

Overview  Performance  News Related Materials  FAQ

FAQ's

What is an Exchange Traded Note (ETN)?

An ETN is a senior, unsecured, unsubordinated debt security issued by a financial institution that can be bought and sold on an exchange. Unlike traditional debt securities, ETNs do not guarantee investors any return of principal. Instead, the returns of ETNs are based on the performance, whether negative or positive, of an underlying index that provides exposure to one or more underlying asset classes, including commodity, currency, equity and fixed income assets. In addition, investors in ETNs have no ownership interest in the underlying assets and are subject to the credit risk of the issuer.

What risks are associated with ETNs?

Unlike traditional debt securities, the principal of ETNs is not protected.
Returns of ETNs will be positively affected by any favorable performance and negatively affected by any adverse performance of the underlying index. For leveraged ETNs, any gain or loss related to the underlying index will be amplified.

ETN investors are also exposed to issuer credit risk. As a result, the issuer's actual and perceived creditwor thiness will affect the market value of the
ETNs, and in the event the issuer were to default on its payment obligations, investors may not receive any amount owed to them under the terms of the ETNs.
Investors in ETNs have no recourse to any underlying assets.

What are Leveraged ETNs?

Leveraged ETNs are designed to amplify returns related to an underlying index, whether positive or negative.

Leveraged ETNs typically attempt to provide double or triple returns of an underlying index over a predetermined period of time, usually daily or monthly.
The current principal amount is reset each day or month to ensure that a consistent degree of leverage is applied to any performance of the underlying index. If the current principal amount is reduced by a negative daily or monthly performance, any further negative daily or monthly performance will lead to a smaller loss when applied to that reduced current principal amount.
However, if the current

principal amount increases, the loss for a certain level of negative daily or monthly performance will increase correspondingly. Resetting the current principal amount also means that any gain from a positive daily or monthly performance will be contingent upon the current principal amount. The leverage feature and the daily or monthly reset of the principal amount will cause the performance of the ETNs to differ significantly from the point-to-point performance of the underlying index. Leveraged ETNs may not be suitable for all investors.

What makes Deutsche Bank's Leveraged ETNs different from other Leveraged ETPs?

Deutsche Bank offers a number of leveraged ETNs, the returns of which are reset on a monthly basis, as compared to other leveraged ETNs in the market that reset on a daily basis. ETNs reset on a daily basis are typically designed to achieve their stated objectives on a daily basis. Due to the effects of the leverage feature and the daily reset of the principal amount, the performance of leveraged ETNs over longer periods of time can differ significantly from the point-to-point performance of the underlying index. Deutsche Bank ETNs offer investors exposure to the month-over-month performance of its respective underlying index measured from the first calendar day to the last calendar day of each month. While Deutsche Bank's monthly reset ETNs lessen the deviation to the underlying index to certain degree, they may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date, and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term leveraged investment results by means of securities that reset their exposure monthly.

What are Inverse ETNs?

Inverse ETNs are products that provide investors with short exposure to an underlying index, meaning that their returns will increase with depreciations and decrease with appreciations of the underlying index. Inverse ETNs may also provide investors leveraged short exposure to an underlying index. Inverse ETNs may not be suitable for all investors.

How do I buy and sell ETNs?

ETNs are traded on an exchange. Investors can buy or sell ETNs through their broker on a U.S. securities exchange during market hours.

Who is the issuer for the DB ETNs?

The DB ETNs are issued by Deutsche Bank AG, London Branch and are subject to the credit risk of Deutsche Bank AG. For more information about Deutsche Bank
AG, you can review Deutsche Bank's annual report on Form 20-F and Interim
Reports on Form 6-K at www.sec.gov.

Do the DB ETNs pay interest and dividends?

These ETNs do not pay any interest or dividends.

How are ETNs taxed?

In determining our tax reporting responsibilities, if any, with respect to the ETNs, we expect to treat them for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, subject to any special considerations described in the relevant pricing supplement, (i) you should not recognize taxable income or loss prior to the taxable disposition of your Deutsche X-trackers ETNs (including at maturity or upon early redemption), (ii) in the case of equity-linked or commodity-linked ETNs, your gain or loss on the ETNs should be capital gain or loss, and (iii) 1099s, not K-1s, will be the tax reporting forms received. However, significant aspects of the tax treatment of the ETNs are uncertain. If the Internal Revenue Service ("IRS") were successful in asserting an alternative treatment for the ETNs, the tax consequences of ownership and disposition of the ETNs could differ materially and adversely from those described briefly above. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the tax treatment of "prepaid forward contracts" and similar instruments. Any resulting guidance could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The DB Crude Oil ETNs provide concentrated exposure to notional positions in crude oil futures contracts. The market value of the DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Copyright © 2015 Deutsche Bank AG. All rights reserved. db-X® is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our **Terms & Conditions of Use**.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DTO ETN — DB Crude Oil Double Short ETN

SZO ETN — DB Crude Oil Short ETN

OLO ETN

OLO: DB Crude Oil Long ETN

Prospectus

Total Notes Outstanding: $10,981,473 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

The DB Crude Oil Long ETN (Symbol: OLO) is part of the "DB Crude Oil ETN" collection. DB Crude Oil ETNs provide investors a way to take a long, short or leveraged view on the performance of an oil-based commodity index. All of the DB Crude Oil Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index - Light Crude, which is intended to track the long or short performance of the underlying futures contracts of a basket of oil futures contracts. The Long ETN is based on the Optimum Yield™ version of the Index, and the Short and Double Short ETNs are based on the standard version of the Index. **Any payment at maturity or upon early redemption is subject to Deutsche Bank AG's ability to pay its obligations as they become due.** Investors can buy and sell the DB Crude Oil ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the DB Crude Oil ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security.

Regulatory Documents

PROSPECTUS

Risks

- Non-principal protected
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to notional positions in crude oil futures contracts
- Credit risk of the issuer
- Acceleration risk
- Lack of liquidity

Benefits

- Unleveraged long notes
- Relatively low cost
- Intraday access
- Listed
- Transparent

OLO Profile

Inception Date: 06/16/2008

ETN Price at Initial Listing: $25.00

Maturity Date: 6/1/2038

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.75%

Ticker: OLO

CUSIP: 25154K866

OLO Financial Details

As of 25-Feb-2015 03:21 PM

Last Trade:	Bid:	Ask:
$7.49	$6.30	$13.20
Open:	High:	Low:
$7.36	$7.49	$7.25

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Intraday Indicative Security Value: $7.50*

Last End of Day Value: $7.30

Last End of Day Date: 02/24/2015

* The intraday indicative security value is meant to approximate the economic value of the ETNs at any given time during a trading day. The intraday indicative security value is a calculated value (calculated in accordance with the formula set forth in the pricing supplement) and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. **The actual trading price of the ETNs in the secondary market may vary significantly from their intraday indicative security value.**

About the Note's Index

Last Updated 02/24/2015

Index Ticker: DBLCOCLT

Component	Contract Date	Weight %
Light Crude	22-Feb-2016	100.00

OLO News & Updates

2 | 25 | 2015

Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

4 | 15 | 2013

Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

3 | 14 | 2013

Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The DB Crude Oil ETNs provide concentrated exposure to notional positions in crude oil futures contracts. The market value of the DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Copyright © 2015 Deutsche Bank AG. All rights reserved. db-X® is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our **Terms & Conditions of Use.**

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DTO ETN — DB Crude Oil Double Short ETN

SZO ETN — DB Crude Oil Short ETN

OLO ETN

OLO: DB Crude Oil Long ETN

Prospectus

Total Notes Outstanding: $10,981,473 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

Total Returns (%)

as of Jan 2015

○ Quarter-end ◉ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
Underlying Index								
DBLCI Optimum Yield Crude Oil	-10.38	-40.74	-50.24	-10.38	-46.41	-20.06	-9.95	-16.78

ETN repurchase value performance figures reflect repurchase value, which is the amount per note you will be entitled to receive upon any early repurchase. Investors are required to offer a minimum number of notes (found in pricing supplement) to be eligible to effect a repurchase. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a significant discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.deutsche-etfs.com.

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of inv esting in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are lev eraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs m ay be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplem ent.

The DB Crude Oil ETNs provide c oncentrated exposure to notional positions in crude oil futures contracts. The market value of the DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sec tor.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' inv estment objective, risk s, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and s old from time to time in amounts to be determ ined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the sec ondary market could be materially and adversely affected.

Not FDIC Ins ured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DTO ETN — DB Crude Oil Double Short ETN

SZO ETN — DB Crude Oil Short ETN

OLO ETN

OLO: DB Crude Oil Long ETN

Prospectus

Total Notes Outstanding: $10,981,473 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

News

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

4 | 15 | 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

3 | 14 | 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The DB Crude Oil ETNs provide concentrated exposure to notional positions in crude oil futures contracts. The market value of the DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Copyright © 2015 Deutsche Bank AG. All rights reserved. db-X® is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our **Terms & Conditions of Use.**

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

OLO: DB Crude Oil Long ETN

OLO
ETN

Prospectus

Total Notes Outstanding: $10,981,473 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

Related Products

DTO ETN — DB Crude Oil Double Short ETN

SZO ETN — DB Crude Oil Short ETN

Related Materials

OLO Prospectus PDF

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The DB Crude Oil ETNs provide concentrated exposure to notional positions in crude oil futures contracts. The market value of the DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Copyright © 2015 Deutsche Bank AG. All rights reserved. db-X® is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our **Terms & Conditions of Use**.

Products Insights Literature Resources About Us

Privacy | Contact Us

Contact Us

Shareholders:
To speak with a shareholder representativ e, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DTO DB Crude Oil Double Short ETN
ETN

SZO DB Crude Oil Short ETN
ETN

            OLO: DB Crude Oil Long ETN OLO
              Prospectus ETN
Total Notes Outstanding: $10,981,473 - As of: 02/24/2015

Overview  Performance  News Related Materials  FAQ

FAQ's

What is an Exchange Traded Note (ETN)?

An ETN is a senior, unsecured, unsubordinated debt security issued by a financial institution that can be bought and sold on an exchange. Unlike traditional debt securities, ETNs do not guarantee investors any return of principal. Instead, the returns of ETNs are based on the performance, whether negative or positive, of an underlying index that provides exposure to one or more underlying asset classes, including commodity, currency, equity and fixed income assets. In addition, investors in ETNs have no ownership interest in the underlying assets and are subject to the credit risk of the issuer.

What risks are associated with ETNs?

Unlike traditional debt securities, the principal of ETNs is not protected.
Returns of ETNs will be positively affected by any favorable performance and negatively affected by any adverse performance of the underlying index. For leveraged ETNs, any gain or loss related to the underlying index will be amplified.

ETN investors are also exposed to issuer credit risk. As a result, the issuer's actual and perceived creditwor thiness will affect the market value of the
ETNs, and in the event the issuer were to default on its payment obligations, investors may not receive any amount owed to them under the terms of the ETNs.
Investors in ETNs have no recourse to any underlying assets.

How do I buy and sell ETNs?

ETNs are traded on an exchange. Investors can buy or sell ETNs through their broker on a U.S. securities exchange during market hours.

Who is the issuer for the DB ETNs?

The DB ETNs are issued by Deutsche Bank AG, London Branch and are subject to the credit risk of Deutsche Bank AG. For more information about Deutsche Bank AG, you can review Deutsche Bank's annual report on Form 20-F and Interim Reports on Form 6-K at **www.sec.gov**.

Do the DB ETNs pay interest and dividends?

These ETNs do not pay any interest or dividends.

What is the Deutsche Bank Optimum Yield™ strategy?

A number of commodity ETNs employs Deutsche Bank's proprietary Optimum Yield™ (OY) strategy, which is an innovative methodology designed to address negative roll yields in contango markets. In general, as a futures contract approaches its expiration date, its price moves towards the spot price. In a contango market, assuming the spot price does not change, this results in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardation market. By evaluating each of the available contracts and roll to the contract that has the best implied, annualized roll yield, the Optimum Yield™ strategy seeks to maximize the gains from rolling in backwardation markets and minimize the losses from rolling in contango markets. **Click here** to learn more about Optimum Yield™.

Why is the Deutsche Bank Optimum Yield™ strategy valuable to ETN investors?

When markets are in contango, returns of traditional commodity ETNs will be adversely affected by the negative roll yields. The long and double long commodity ETNs employs Deutsche Bank's proprietary Optimum Yield™ (OY) strategy, which is designed to maximize the positive roll yields in backwardation markets and minimize the negative roll yields in contango markets. **Click here** to learn more about Optimum Yield™.

How are ETNs taxed?

In determining our tax reporting responsibilities, if any, with respect to the ETNs, we expect to treat them for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, subject to any special considerations described in the relevant pricing supplement, (i) you should not recognize taxable income or loss prior to the taxable disposition of your Deutsche X-trackers ETNs (including at maturity or upon early redemption), (ii) in the case of equity-linked or commodity-linked ETNs, your gain or loss on the ETNs should be capital gain or loss, and (iii) 1099s, not K-1s, will be the tax reporting forms received. However, significant aspects of the tax treatment of the ETNs are uncertain. If the Internal Revenue Service ("IRS") were successful in asserting an alternative treatment for the ETNs, the tax consequences of ownership and disposition of the ETNs could differ materially and adversely from those described briefly above. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the tax treatment of "prepaid forward contracts" and similar instruments. Any resulting guidance could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The DB Crude Oil ETNs provide concentrated exposure to notional positions in crude oil futures contracts. The market value of the DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Copyright © 2015 Deutsche Bank AG. All rights reserved. db-X® is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our **Terms & Conditions of Use.**

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DTO ETN — DB Crude Oil Double Short ETN

OLO ETN — DB Crude Oil Long ETN

SZO ETN

SZO: DB Crude Oil Short ETN

Prospectus

Total Notes Outstanding: $5,395,488 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

DB Crude Oil Exchange Traded Notes provide investors a way to take a long, short or leveraged view on the performance of an oil-based commodity index. All of the DB Crude Oil Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Light Crude Oil, which is intended to track the long or short performance of the underlying futures contracts of a basket of oil futures contracts. The Long ETN is based on the Optimum Yield™ version of the Index, and the Short and Double Short ETNs are based on the standard version of the Index. **Any payment at maturity or upon early redemption is subject to Deutsche Bank AG's ability to pay its obligations as they become due.** Investors can buy and sell the DB Crude Oil ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the DB Crude Oil ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security. Inverse ETNs are not suitable for all investors.

Regulatory Documents

PROSPECTUS

Risks

- Non-principal protected
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to notional positions in crude oil futures contracts
- Credit risk of the issuer
- Acceleration risk
- Lack of liquidity

Benefits

- Unleveraged short notes
- Relatively low cost
- Intraday access
- Listed
- Transparent

SZO Profile

Inception Date: 06/16/2008

ETN Price at Initial Listing: $25.00

Maturity Date: 6/1/2038

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.75%

Ticker: SZO

CUSIP: 25154K874

SZO Financial Details

As of 25-Feb-2015 03:45 PM

Last Trade:	Bid:	Ask:
$63.29	$59.00	$0.00
Open:	High:	Low:
$65.93	$65.98	$63.29

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Intraday Indicative Security Value: $65.08*

Last End of Day Value: $67.44

Last End of Day Date: 02/24/2015

* The intraday indicative security value is meant to approximate the economic value of the ETNs at any given time during a trading day. The intraday indicative security value is a calculated value (calculated in accordance with the formula set forth in the pricing supplement) and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. **The actual trading price of the ETNs in the secondary market may vary significantly from their intraday indicative security value.**

About the Note's Index

Last Updated 02/24/2015

Index Ticker: DBRCLTR

Component	Contract Date	Weight %
Light Crude	20-Mar-2015	100.00

SZO News & Updates

2 | 25 | 2015

Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

4 | 15 | 2013

Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

3 | 14 | 2013

Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The DB Crude Oil ETNs provide concentrated exposure to notional positions in crude oil futures contracts. The market value of the DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Copyright © 2015 Deutsche Bank AG. All rights reserved. db-X® is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our **Terms & Conditions of Use**.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DTO ETN — DB Crude Oil Double Short ETN

OLO ETN — DB Crude Oil Long ETN

SZO ETN

SZO: DB Crude Oil Short ETN

Prospectus

Total Notes Outstanding: $5,395,488 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

Total Returns (%)

as of Jan 2015

○ Quarter-end ◉ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
Underlying Index								
DBIQ Deutsche Commodities DBLC	-10.38	-40.80	-50.12	-10.38	-47.77	-21.33	-12.01	-23.02

ETN repurchase value performance figures reflect repurchase value, which is the amount per note you will be entitled to receive upon any early repurchase. Investors are required to offer a minimum number of notes (found in pricing supplement) to be eligible to effect a repurchase. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a significant discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.deutsche-etfs.com.

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of inv esting in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are lev eraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs m ay be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplem ent.

The DB Crude Oil ETNs provide c oncentrated exposure to notional positions in crude oil futures contracts. The market value of the DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sec tor.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors"
in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' inv estment objective, risk s, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional
ETNs that may be offered and s old from time to time in amounts to be determ ined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the sec ondary market could be materially and adversely affected.

Not FDIC Ins ured -- No Bank Guarantee -- May Lose Value

Copyright [C] 2015 Deutsche Bank AG. All rights reserved. db-X[R] is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms and Conditions of Use.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DTO ETN — DB Crude Oil Double Short ETN

OLO ETN — DB Crude Oil Long ETN

SZO ETN

SZO: DB Crude Oil Short ETN

Prospectus

Total Notes Outstanding: $5,395,488 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

News

2 | 25 | 2015
Press Release: Deutsche Bank renames 26 Exchange Traded Notes (ETNs)

4 | 15 | 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

3 | 14 | 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The DB Crude Oil ETNs provide concentrated exposure to notional positions in crude oil futures contracts. The market value of the DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Copyright © 2015 Deutsche Bank AG. All rights reserved. db-X® is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms & Conditions of Use.

Privacy | Contact Us

Products | Insights | Literature | Resources | About Us

Search

Contact Us

Shareholders:
To speak with a shareholder representative, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DTO ETN — DB Crude Oil Double Short ETN

OLO ETN — DB Crude Oil Long ETN

SZO ETN

SZO: DB Crude Oil Short ETN

Prospectus

Total Notes Outstanding: $5,395,488 - As of: 02/24/2015

Overview | Performance | News | Related Materials | FAQ

Related Materials

SZO Prospectus PDF

Quick Links: Terms & Conditions | News & Updates | Proxy Voting | Product Finder | Market Makers Downloads | Individual Investor Info

Risks for the DB Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The DB Crude Oil ETNs provide concentrated exposure to notional positions in crude oil futures contracts. The market value of the DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Copyright © 2015 Deutsche Bank AG. All rights reserved. db-X® is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our **Terms & Conditions of Use.**

Products Insights Literature Resources About Us

Privacy | Contact Us

Contact Us

Shareholders:
To speak with a shareholder representativ e, call (877) 369-4617.

Advisors:
To speak with an ETF sales representative, call (844) 851-4255.

Related Products

DTO DB Crude Oil Double Short ETN
ETN

OLO DB Crude Oil Long ETN
ETN

            SZO: DB Crude Oil Short ETN SZO
              Prospectus ETN
Total Notes Outstanding: $5,395,488 - As of: 02/24/2015

Overview  Performance  News Related Materials  FAQ

FAQ's

What is an Exchange Traded Note (ETN)?

An ETN is a senior, unsecured, unsubordinated debt security issued by a financial institution that can be bought and sold on an exchange. Unlike traditional debt securities, ETNs do not guarantee investors any return of principal. Instead, the returns of ETNs are based on the performance, whether negative or positive, of an underlying index that provides exposure to one or more underlying asset classes, including commodity, currency, equity and fixed income assets. In addition, investors in ETNs have no ownership interest in the underlying assets and are subject to the credit risk of the issuer.

What risks are associated with ETNs?

Unlike traditional debt securities, the principal of ETNs is not protected.
Returns of ETNs will be positively affected by any favorable performance and negatively affected by any adverse performance of the underlying index. For leveraged ETNs, any gain or loss related to the underlying index will be amplified.

ETN investors are also exposed to issuer credit risk. As a result, the issuer's actual and perceived creditwor thiness will affect the market value of the
ETNs, and in the event the issuer were to default on its payment obligations, investors may not receive any amount owed to them under the terms of the ETNs.
Investors in ETNs have no recourse to any underlying assets.

Do the ETNs replicate a direct investment in the underlying index?

Investing in the ETNs is not equivalent to a direct investment in the underlying index or index components. Investors have no recourse to any underlying assets and the principal amount (the amount you invested) is also subject to the applicable investor fees, which can adversely affect returns.

What are Inverse ETNs?

Inverse ETNs are products that provide investors with short exposure to an underlying index, meaning that their returns will increase with depreciations and decrease with appreciations of the underlying index. Inverse ETNs may also provide investors leveraged short exposure to an underlying index. Inverse ETNs may not be suitable for all investors.

How do I buy and sell ETNs?

ETNs are traded on an exchange. Investors can buy or sell ETNs through their broker on a U.S. securities exchange during market hours.

Who is the issuer for the DB ETNs?

The DB ETNs are issued by Deutsche Bank AG, London Branch and are subject to the credit risk of Deutsche Bank AG. For more information about Deutsche Bank
AG, you can review Deutsche Bank's annual report on Form 20-F and Interim
Reports on Form 6-K at www.sec.gov.

Do the DB ETNs pay interest and dividends?

These ETNs do not pay any interest or dividends.

How are ETNs taxed?

In determining our tax reporting responsibilities, if any, with respect to the
ETNs, we expect to treat them for U.S . federal income tax pur poses as prepaid financial contracts that are not debt. If this treatment is respected, subject to any special considerations described in the relevant pricing supplement, (i)
you should not recognize taxable income or loss prior to the taxable disposition of your Deutsche X-trackers ETNs (including at maturity or upon early redemption), (ii) in the case of equity-linked or commodity-linked ETNs, your gain or loss on the ETNs should be capital gain or loss, and (iii) 1099s, not K-1s, will be the tax reporting forms received. However, significant aspects of the tax treatment of the ETNs are uncertain.
If the Internal Revenue Service ("IRS") were successful in asserting an alternative treatment for the ETNs, the tax consequences of ownership and disposition of the ETNs could differ materially and adversely from those described briefly above. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the tax treatment of "prepaid forward contracts" and similar instruments. Any resulting guidance could materially and adversely affect the tax consequences of an investment in the
ETNs, possibly with retroactive effect.

Quick Links: Terms and Conditions  News and Updates  Proxy Voting Product Finder
Market Makers Downloads  Individual Investor Info

Risks fortheDBExchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.deutsche-etfs.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The DB Crude Oil ETNs provide concentrated exposure to notional positions in crude oil futures contracts. The market value of the DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Depending on market demand, Deutsche Bank AG may create and issue additional ETNs that may be offered and sold from time to time in amounts to be determined solely by Deutsche Bank AG. However, Deutsche Bank AG is under no obligation to sell additional ETNs at any time, and if Deutsche Bank AG does sell additional ETNs, Deutsche Bank AG may limit such sales and stop selling additional ETNs at any time. If Deutsche Bank AG suspends the issuance of additional ETNs, the price and liquidity of such ETNs in the secondary market could be materially and adversely affected.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Copyright © 2015 Deutsche Bank AG. All rights reserved. db-X® is a registered trademark of Deutsche Bank AG. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our **Terms & Conditions of Use**.